Exhibit 10.35

WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (“Release”) is dated Feb 6, 2008 and entered into between Susser Holdings Corporation (“SHC” or “Company”) and Ronald D. Coben (“Employee”). SHC or Company as used in this Release includes Susser Holdings Corporation, Stripes LLC, Susser Petroleum Company LLC, and all of its divisions, subsidiaries or affiliates thereof and all owners, partners, shareholders, board of managers, board of directors, officers, and employees of those entities including any representatives, attorneys and all persons acting by, through, under, or in concert with any of them. “Parties” as used herein includes Employee and SHC.

Employee has notified SHC of his resignation from SHC effective March 2008 so that Employee would be eligible for his 2007 bonus pursuant to Employee’s Employment Agreement dated November 28, 2006 (“Employment Agreement”). SHC and Employee have agreed to an earlier separation effective February 1, 2008.

Employee agrees, in exchange for the separation benefits set forth herein, to waive and release any and all claims he may have against SHC as defined herein.

In consideration of the mutual promises and releases contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Severance Benefits. Upon execution of this Release:

SHC agrees to pay Employee two (2) weeks salary as severance pay, plus Employee’s 2007 bonus, calculated pursuant to the Employment Agreement. The 2007 bonus will be at least $100,000.00. When the year is finally closed, SHC will pay any additional amount that may be owed. Any amount paid hereunder will be subject to any required withholding. Notwithstanding any of the terms or conditions set forth herein, Employee understands and agrees that he shall bear sole responsibility and liability for any tax issues arising from, or relating to, the severance benefits, whether matured or unmatured.

2. Insurance Benefits Continuation.

a)	Employee’s insurance benefits will continue through February 29, 2008.

b)	After February 29, 2008, Employee shall be entitled to any and all other rights and benefits afforded separated employees of SHC, including, without limitation, the right to elect to continue, at his cost, coverage under SHC’s health plan, in accordance with the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

3. As a material inducement to SHC to enter into this Release, Employee (individually and on behalf of Employee’s heirs, executors, administrators and assigns) hereby unconditionally waives, releases and forever discharges SHC, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, lawsuits, rights, demands, costs, losses, debts and expenses (including attorney's fees, expenses and costs actually incurred) of any nature whatsoever, whether in law or equity, known or unknown, suspected or unsuspected, which have occurred in the past and up to the time and date hereof, (hereinafter referred to individually and collectively as the “Claims”), more specifically and to the greatest extent legally possible, Employee states

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Initialed by:	Employee	/s/ RDC	SHC	/s/ OP

his intent is to waive, release and forever discharge SHC from any and all potential Claims Employee may have, including, without limitation, Employee’s rights to redress alleged wrongs and/or violations of federal, state or local law (including, without limitation, violations of Title VII and/or the Civil Rights Act of 1964, as amended (42 U.S.C. §2000e et seq.), the Civil Rights Act of 1991, the Age Discrimination in Employment Act (29 U.S.C. §621 (1986) et seq.), the Equal Pay Act (29 U.S.C. §206(d), et seq.), the Fair Labor Standards Act (29 U.S.C. §201, et seq.), the Employee Retirement Income Security Act and the Americans With Disabilities Act (42 U.S.C. §12101, et seq.), the Reconstruction Era Civil Rights Act (42 U.S.C. §§ 1981-1988), the Occupational Safety and Health Act (29 U.S.C. §651, et seq. ), the Texas Labor Code (§21.001, et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101, et seq.), the Older Worker’s Benefit Protection Act of 1990 (29 U.S.C. §621, et seq.), and all other causes of action (including, without limitation, breach of contract, wrongful discharge, retaliatory discharge, promissory estoppel, intentional infliction of emotional distress, assault, battery, defamation, fraud and misrepresentation, invasion of privacy, tortious interference with a contractual relationship, and/or negligence) and other federal, state or local laws prohibiting discrimination, retaliation or claims which Employee now has, owns or holds, or claims to have owned or held, or which Employee at any time heretofore had, owned or held, or which Employee at any time hereinafter may own or hold or may claim to have owned or held against SHC growing out of SHC’s right to separate its employees, or in any manner arising out of the terms, conditions, and privileges of Employee’s employment by SHC and all claims for salary, benefits, bonuses, severance pay, vacation pay, medical, psychiatric or psychological treatment payments, past or future loss of pay or benefits, expenses, damages for pain and suffering, emotional distress damages, punitive/exemplary damages, compensatory damages, attorneys' fees, interest, court costs, physical or mental injury, damage to reputation, damage to credit, and any other injury, loss, damage, or expense or any other legal or equitable remedy of any kind whatsoever, save and except those set out herein as Severance Benefits. Employee understands that he may be releasing claims which might be advanced in administrative filings with the Texas Workforce Commission, Texas Commission on Human Rights, Equal Employment Opportunity Commission, the Texas Worker's Compensation Commission, the United States Department of Labor, and any other agency or commission, and admits and agrees to the consequences of his actions in executing this Release.

4. This release includes any rights Employee may assert under the Susser Holdings Corporation 2006 Equity Incentive Plan (hereafter collectively referred to as the “Plan”) without regard to whether any rights are vested, not vested, contingent, past, present or future, including any right to exercise the options which have been granted to Employee. Accordingly, Employee by his signature hereto acknowledges that he has no further rights under the Plan and that the options granted to Employee are herby cancelled and are null and void.

5. Employee acknowledges the continued enforceability of Sections 10, 11 and 12 of the Employment Agreement.

6. To comply with the Older Worker Benefit Protection Act of 1990 (“the Act”), Employee acknowledges that this Release has advised Employee of the legal requirements of the Act and fully incorporates the legal requirements by reference into this Release as follows:

(a)	This Release is written in layman's terms, and Employee understands and comprehends its terms;

(b)	Employee has been advised of his/her right to consult an attorney to review the Release, and has had the benefit of an attorney throughout the settlement process;

(c)	Employee does not waive any rights or claims that may arise after the date this waiver is executed;

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Initialed by:	Employee	/s/ RDC	SHC	/s/ OP

(d)	Employee has been given an adequate and reasonable period of time (up to 21 days) to consider this Release; and

(e)	Employee has been advised that for a period of seven (7) days after s/he has executed this Release, s/he may revoke the Release by giving written notice to the Vice President of Human Resources as set forth below.

7. Employee hereby resigns any office held by Employee at the Company.

8. From the date the Employee receives this Agreement, the Employee has twenty-one (21) days to consider it. Should the Employee decide to sign the Agreement, the Employee has seven (7) days following the signing to revoke the Agreement by delivering written notice to the Vice President of Human Resources as set forth below. The Agreement will not become effective or enforceable until seven (7) days after the Employee signs it. Should the Employee either decide not to sign this Agreement or should the Employee sign this Agreement and elect to revoke it during the seven (7) days period, then this Agreement shall be null and void and Employee shall not receive the Severance Payment.

Employee enters into this Release with full knowledge of its contents and enters into this Release voluntarily. Employee acknowledges that, except as expressly set forth herein, no representations of any kind or character have been made to him by any party or by any agent, representative, or attorney to induce the execution of this Release. Once conditions precedent to the execution of this Release have been performed, this Agreement may not be released, discharged, abandoned, supplemented, changed, or modified in any manner, orally or otherwise, except by an instrument in writing signed by each of the Parties hereto.

Employee agrees that the terms and conditions of this Release shall remain strictly confidential, and shall not be disclosed to anyone, except to the extent that Employee becomes legally obligated to disclose any of the terms and conditions of the Release.

Employee declares by his signature to have carefully read this Release, and to the extent he desired, reviewed its terms with the benefit of counsel of his choosing, and hereby voluntarily agrees to the terms herein.

It is expressly understood and agreed that Employee has heretofore made no claim of wrongdoing against SHC, but this Release is in full settlement and satisfaction of any and all claims, injuries or damages that Employee may make; that legal liability for any claims which Employee may hereafter make is both disputed and denied; and that payment of the Severance Benefits and other consideration given in this Release is not to be construed as an admission of liability by SHC for any claim, injury or damage allegedly resulting from its actions; and that this Release shall not be construed in any way as an admission by SHC of any liability whatsoever, or as an admission by SHC of any wrongdoing whatsoever. Employee understands and agrees that other than the Severance Benefits, SHC has no further financial or payment obligation to Employee whatsoever.

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Initialed by:	Employee	/s/ RDC	SHC	/s/ OP

Employee is aware that his benefits as an employee will be terminated in accordance with applicable law, and that questions regarding the extension of benefits should be addressed to the Human Resources Department of Susser Holdings Corporation. Further, Employee is entitled to reimbursement for expenses documented in accordance with the Company’s reimbursement policies, provided the expenses are fully documented and provided to Otis Peaks, Vice President of Human Resources, on or before February 15, 2008.

IN WITNESS WHEREOF, Employee has executed this Release in Harris County, Texas.

CAUTION: READ BEFORE SIGNING. THIS IS A RELEASE OF ALL YOUR RIGHTS.

Employee:

/s/ R. D. Coben
Ronald D. Coben

2/6, 2008

Date of Signature

/s/ O. Peaks
Authorized Representative of SUSSER HOLDINGS CORPORATION

Printed Name: Otis Peaks
Title: Vice President of Human Resources

2/7, 2008

Date of Signature

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Initialed by:	Employee	/s/ RDC	SHC	/s/ OP